UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 1, 2020

Ingersoll Rand Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38095	46-2393770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800-A Beaty Street
Davidson, North Carolina 28036
(704) 655-4000
(Address, including zip code, of principal executive offices and registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	IR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Ingersoll Rand Inc. (the “Company”) will rely on the “Order under Section 36 of the Securities Exchange Act of 1934 Modifying Exemptions From the Reporting and Proxy Delivery Requirements for Public Companies” dated March 25, 2020 (Release No. 34-88465) issued by the Securities and Exchange Commission (the “SEC”) to briefly delay the filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (the “Form 10-Q”) due to circumstances related to coronavirus disease 2019 (COVID-19).

At the end of the day on February 29, 2020, the Company completed its transformative merger with the industrials business of Ingersoll-Rand plc, making the Form 10-Q the combined company’s first periodic report. As expected, this resulted in a longer and more complex quarterly close process. In addition, in response to the COVID-19 pandemic and the various governmental shelter-in-place orders issued in relation to it, the Company moved quickly to a work-at-home policy for all employees whose jobs were not critical to operations and service support, which included all employees responsible for the preparation of the Company’s quarterly financial statements and the Form 10-Q. This has further slowed an already complex close process, and will cause the completion of the process to be briefly delayed. The Company expects to file the Form 10-Q no later than May 19, 2020.

In addition, the Company is supplementing the risk factors previously disclosed in “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 with the following risk factor, which should be read in conjunction with the other risk factors presented in the Annual Report on Form 10-K:

Coronavirus Disease 2019 (COVID-19) - The COVID-19 pandemic has adversely affected our business and results of operations, and could have a material and adverse effect on our business, results of operations and financial condition in the future.

The recent outbreak of the novel coronavirus (COVID-19) is a rapidly developing situation around the globe that has negatively impacted and could continue to negatively impact the global economy. Our operating results will be subject to fluctuations based on general economic conditions, and the extent to which COVID-19 may ultimately impact our business will depend on future developments, which are highly uncertain and cannot be predicted with confidence, such as the ultimate geographic spread of the disease and the duration of the outbreak and business closures or business disruptions for our Company, our suppliers and our customers.

The scale and scope of the COVID-19 pandemic may heighten the potential adverse effects on the Company’s business, operating results, cash flows and/or financial condition described in the risk factors contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (the “2019 Annual Report on Form 10-K”).  For example the Company has exposure to the risks associated with instability in the global economy and financial markets, which may negatively impact its revenues, liquidity, suppliers and customers. The Company’s financial performance depends, in large part, on conditions in the markets the Company serves and on the general condition of the global economy, which impacts these markets. The impact of the COVID-19 pandemic has caused a decrease in demand for the Company’s products and services, and a sustained weakness in demand for the Company’s products and services resulting from a contraction or uncertainty in the global economy due to the impact of the COVID-19 pandemic could adversely impact its revenues and profitability. A portion of the Company’s revenues and operating results depend on the level of activity in the energy industry. The impact of the COVID-19 pandemic has caused significant volatility in oil and gas prices and has negatively impacted energy sector activity, and this in turn has reduced the demand for the Company’s products used in this sector and if such decreased activity continues, could reduce future demand as well. In addition, the negative impact of the COVID-19 pandemic on the financial condition of the Company’s customers could make them unable to pay for a product or service when payments become due, or they may decide not to pay the Company, either as a matter of corporate decision-making or in response to changes in local laws and regulations. Although historically not material, the Company cannot be certain that, in the future, expenses or losses for uncollectible amounts will not have a material adverse effect on its revenues, earnings and cash flows. Further, the Company sells a significant portion of its products through independent distributors and sales representatives. The loss of, or disruption in, the Company’s distribution network in connection with the COVID-19 pandemic could have a negative impact on its abilities to ship products, meet customer demand and otherwise operate its business. Finally, the Company’s ability to make scheduled payments on, or refinance, its debt obligations depends on its financial condition and operating performance, which may continue to be negatively impacted by the COVID-19 pandemic. If the impacts of the COVID-19 pandemic persist or worsen, the Company may be unable to maintain a level of cash flow from operating activities sufficient to permit it to pay the principal, premium, if any, and interest on its indebtedness. If the Company cannot make scheduled payments on its debt, it will be in default and the lenders under its revolving credit facility could terminate their commitments to loan money, and its secured lenders (including the lenders under the Company’s senior secured credit facilities) could foreclose against the assets securing their borrowings and the Company could be forced into bankruptcy or liquidation. In addition to the foregoing, the COVID-19 pandemic could also exacerbate or trigger other risks discussed in our 2019 Annual Report on Form 10-K, any of which could have a material and adverse effect on our business, results of operations and financial condition.

Due to the COVID-19 pandemic, the Company may experience different and additional risks not discussed in our 2019 Annual Report on Form 10-K such as decreased worker productivity as a result of remote working arrangements, increased medical, emergency or other leave.  An extended period of remote working by the Company’s employees could strain its technology resources and introduce operational risks, including heightened cybersecurity risk. Remote working environments may be less secure and more susceptible to hacking attacks, including phishing and social engineering attempts that seek to exploit the COVID-19 pandemic. Further, the Company is experiencing increased costs and expenses, including as a result of (i) conducting daily “fitness-for-duty” assessments for all employees, including temperature and symptoms checks and providing personal protective equipment; (ii) the expansion of benefits to the Company’s employees, including the provision of additional paid time off for employees who have contracted COVID-19 or are required to be quarantined; and (iii) implementing increased health and safety protocols at all the Company’s facilities, including increased cleaning/sanitization of workspaces, restricting visitor access, mandating social distancing guidelines and increasing the availability of sanitization products.  U.S and international government responses to the COVID-19 outbreak have included “shelter in place”, “stay at home” and similar types of orders. These orders typically exempt certain individuals and businesses needed to maintain continuity of operations of critical infrastructure sectors or that are deemed “essential” or contain similar exceptions and exemptions. Although the Company believes it is currently considered an “essential” business in its operating markets, if any of the applicable exceptions or exemptions are curtailed or revoked in the future, that would adversely impact our business, operating results and financial condition. Furthermore, to the extent these exceptions exemptions do not extend to our key suppliers and customers, this would also adversely impact our business, operating results and financial condition.

The duration and extent of the impact from the COVID-19 pandemic depends on future developments that cannot be accurately predicted at this time and, as such, the ultimate impact on the Company’s business, operating results, cash flows and/or financial condition cannot be predicted either, but could be material.  Even after the COVID-19 pandemic has subsided, we may continue to experience adverse impacts to our business as a result of any economic recession that has occurred or may occur in the future because of the pandemic.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGERSOLL RAND INC.

By:	/s/ Andrew Schiesl
Andrew Schiesl
Senior Vice President, General Counsel, Chief Compliance Officer, and Secretary

Date: May 1, 2020